Exhibit 10.23
STANDSTILL AGREEMENT
BY AND AMONG
MADISON SQUARE GARDEN, INC.
AND
THE DOLAN FAMILY GROUP

STANDSTILL AGREEMENT
          Standstill Agreement (this “Agreement”), dated as of January ___, 2010, by and among Madison Square Garden, Inc., a Delaware corporation (the “Company”), each of the members of the Dolan Family Group listed on Schedule I to this Agreement (the “Dolan Family Parties”) and, as and to the extent provided herein, their transferees, successors and assigns.
WITNESSETH:
          WHEREAS, as of the date of this Agreement, the Dolan Family Parties own all of the outstanding shares of Cablevision NY Group Class B Common Stock, par value $.01 per share (“Cablevision Class B Common Stock”), and also own shares of Cablevision NY Group Class A Common Stock, par value $.01 per share (“Cablevision Class A Common Stock”);
          WHEREAS, Cablevision intends to distribute (the “Distribution”) to the holders of Cablevision Class A Common Stock all of the outstanding shares of the Company’s Class A Common Stock, $.01 par value (the “Class A Common Stock”), and to the holders of Cablevision Class B Common Stock all of the outstanding shares of the Company’s Class B Common Stock, $.01 par value (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”); and
          WHEREAS, the Company and the Dolan Family Parties wish to provide for certain restrictions that will be applicable to the Dolan Family Parties following the Distribution, all as provided herein.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:
               1. Standstill Agreement.
          During the 12-month period beginning on the date the Distribution is consummated (the “Distribution Date”), the Dolan Family Parties shall obtain the prior approval of a majority of the Company’s Independent Directors prior to acquiring Common Stock of the Company through a tender offer that results in members of the Dolan Family Group beneficially owning more than 50% of the total number of outstanding shares of Common Stock of the Company. For purposes of this Standstill Agreement, the term “Independent Directors” means the directors of the Company who have been determined by the Company’s Board of Directors to be independent directors for purposes of the NASDAQ corporate governance standards.
               2. Transfers and Related Matters.
          (a) Transfers. Each Dolan Family Party agrees that if at any time or from time to time prior to the first anniversary of the Distribution Date it desires to sell, transfer or otherwise dispose of, directly or indirectly (including any transfer of equity or beneficial interests in an entity that is a Dolan Family Party or any other entity to which shares of Class B Common Stock may have been transferred, directly or indirectly) (a “Transfer”), any or all of its shares of Class B Common Stock to any Dolan Person (as defined below) who is not a Dolan Family Party, such Dolan Family Party shall, prior to the consummation of such Transfer, cause the transferee to execute a joinder agreement in the form attached hereto as Exhibit A (a “Joinder”), pursuant to which such transferee shall agree to be bound by the

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provisions of this Standstill Agreement as a Dolan Family Party. In addition, if prior to the first anniversary of the Distribution Date, any person becomes a member of the Dolan Family Group, the Dolan Family Parties shall cause such person to execute a Joinder. “Dolan Person” means any individual who is a member of the “immediate family” (as defined in Rule 16a-1(e) under the Securities Exchange Act of 1934, as amended) of a Dolan Family Party; an entity that controls, is controlled by, or is under common control with, a Dolan Family Party; or a trust or estate in which a Dolan Family Party has an interest (including as a trustee or beneficiary).
          (b) Legends. The Company may, at its election, require that any certificate representing shares of Class B Common Stock that are covered by this Standstill Agreement and that are issued prior to the first anniversary of the Distribution Date shall have endorsed thereon a legend which shall read substantially as follows:
“The shares represented by this certificate are held subject to the terms of a certain Standstill Agreement, dated January ___, 2010, by and among Madison Square Garden, Inc. and the Dolan Family Group, as amended from time to time, a copy of which is on file with the Secretary of Madison Square Garden, Inc., and such shares may not be sold, transferred or otherwise disposed of, directly or indirectly, except in accordance with the terms of such Standstill Agreement.”
Following the first anniversary of the Distribution Date, any stockholder may require the Company to remove the foregoing legend from any of such stockholder’s share certificates promptly after the surrender of any such certificate for such purpose.
               3. Miscellaneous.

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          (a) Specific Performance. The Company and each Dolan Family Party acknowledge that it will be impossible to measure in money the damage to a party hereto if another party fails to comply with any of the obligations imposed by this Standstill Agreement, that every such obligation herein is material and that, in the event of any such failure, the non-breaching party will not have an adequate remedy at law or in damages. Accordingly, each party hereto consents to the issuance of an injunction or the enforcement of other equitable remedies against it without bond or other security, to compel performance by such party of all the terms hereof, and waives any defenses of (i) failure of consideration, (ii) breach of any other provision of this Agreement and (iii) availability of relief in damages.
          (b) Amendments. This Standstill Agreement may not be amended, modified or altered except by a writing duly signed by the party against which such amendment or modification is sought to be enforced and with the consent of a majority of the Independent Directors.
          (c) Successors and Assigns. This Standstill Agreement shall be binding upon and inure to the benefit of the Company, the Dolan Family Parties and the respective successors and permitted assigns of the Company and the Dolan Family Parties. This Standstill Agreement may not be assigned by either the Company or a Dolan Family Party without the prior written consent of the other party hereto. The Company shall assign its rights and obligations hereunder (and no consent thereto shall be required under this Section 3(c)) to any entity that succeeds to all or substantially all of its assets, by merger or otherwise, including to any holding company that may be formed to be the parent of the

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Company, if such entity becomes the issuer of the securities then owned by the Dolan Family Parties.
          (d) Termination. This Agreement shall terminate on the first anniversary of the date hereof, but a termination shall not affect any rights accrued prior to such termination.
          (e) Counterparts. This Standstill Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
          (f) Headings. The headings in this Standstill Agreement are for reference purposes only and shall not constitute a part hereof.
          (g) Construction. This Standstill Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without giving any effect to principles of conflicts of laws.
          (h) Notices. All notices hereunder shall be in writing and shall be deemed to have been given at the time when mailed by certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:
To the Company:
Madison Square Garden, Inc.
Two Pennsylvania Plaza
New York, NY 10022
Attn: General Counsel

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To a Dolan Family Party:
c/o Brian G. Sweeney
Cablevision Systems Corporation
1111 Stewart Avenue
Bethpage, NY 11714
With copies to (which shall not constitute notice):
William A. Frewin, Jr.
340 Crossways Park Drive
Woodbury, New York 11797
And
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Richard D. Bohm
provided, however, that any notice of change of address shall be effective only upon receipt.
          (i) Severability. If any provision of this Standstill Agreement or the application of any provision hereof to any person or circumstance is held invalid, the remainder of this Standstill Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Standstill Agreement.
          (j) Entire Agreement. This Standstill Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes

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all prior agreements and understandings between the parties with respect to such subject matter.
          (k) Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

MADISON SQUARE GARDEN, INC.

By:

Title:

CHARLES F. DOLAN, individually, and as Trustee of the Charles F. Dolan 2009 Revocable Trust, the Charles F. Dolan 2008 Grantor Retained Annuity Trust #2, the Charles F. Dolan 2009 Grantor Retained Annuity Trust #1, the Charles F. Dolan 2009 Grantor Retained Annuity Trust #2, the Charles F. Dolan 2009 Grantor Retained Annuity Trust #3 and the Charles F. Dolan 2010 Grantor Retained Annuity Trust #1

Charles F. Dolan
HELEN A. DOLAN, individually, and as Trustee of the Helen A. Dolan 2009 Revocable Trust, the Helen A. Dolan 2009 Grantor Retained Annuity Trust #1, the Helen A. Dolan 2009 Grantor Retained Annuity Trust #2 and the Helen A. Dolan 2010 Grantor Retained Annuity Trust #1

Helen A. Dolan
JAMES L. DOLAN, individually

James L. Dolan

[Signature Page to Standstill Agreement]

THOMAS C. DOLAN, individually

Thomas C. Dolan
PATRICK F. DOLAN, individually

Patrick F. Dolan
MARIANNE DOLAN WEBER, individually

Marianne Dolan Weber
DEBORAH A. DOLAN-SWEENEY, individually

Deborah A. Dolan-Sweeney
KATHLEEN M. DOLAN, individually, and as a Trustee of the Charles F. Dolan Children Trusts FBO Kathleen M. Dolan, Deborah A. Dolan-Sweeney, Marianne Dolan Weber, Patrick F. Dolan, Thomas C. Dolan and James L. Dolan, and as Trustee of the Charles Dolan 1989 Trust, the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust

Kathleen M. Dolan

LAWRENCE J. DOLAN, not individually, but as a Trustee of the Charles F. Dolan 2009 Family Trusts

Lawrence J. Dolan
DAVID M. DOLAN, not individually, but as a Trustee of the Charles F. Dolan 2009 Family Trusts

David M. Dolan
PAUL J. DOLAN, not individually, but as a Trustee of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan and the Charles F. Dolan Children Trust FBO James L. Dolan

Paul J. Dolan
MATTHEW J. DOLAN, not individually, but as a Trustee of the Charles F. Dolan Children Trusts FBO Marianne Dolan Weber and the Charles F. Dolan Children Trust FBO Thomas C. Dolan

Matthew J. Dolan

MARY S. DOLAN, not individually, but as a Trustee of the Charles F. Dolan Children Trust FBO Deborah A. Dolan-Sweeney and the Charles F. Dolan Children Trust FBO Patrick F. Dolan

Mary S. Dolan

SCHEDULE I
DOLAN FAMILY PARTIES

Charles F. Dolan, individually and as
     Trustee of the Charles F. Dolan
     2009 Revocable Trust and existing
     and future Grantor Retained
     Annuity Trusts for his benefit
Helen A. Dolan, individually and as
     Trustee of the Helen A. Dolan
     2009 Revocable Trust and existing
     and future Grantor Retained
     Annuity Trusts for her benefit
Charles F. Dolan Children Trust FBO
     Kathleen M. Dolan
Charles F. Dolan Children Trust FBO
     Deborah A. Dolan-Sweeney
Charles F. Dolan Children Trust FBO
     Marianne Dolan Weber
Charles F. Dolan Children Trust FBO
     Patrick F. Dolan
Charles F. Dolan Children Trust FBO
     Thomas C. Dolan
Charles F. Dolan Children Trust FBO
     James L. Dolan
Charles F. Dolan 2009 Family Trusts
Tara Dolan 1989 Trust
Charles Dolan 1989 Trust
Ryan Dolan 1989 Trust

EXHIBIT A
FORM OF JOINDER
STANDSTILL JOINDER AGREEMENT
     Reference is made to the Standstill Agreement, dated January ___, 2010, by and among Madison Square Garden, Inc. and the Dolan Family Group (as amended from time to time, the “Standstill Agreement”).
     The undersigned hereby agrees to be bound by the provisions of the Standstill Agreement as a Dolan Family Party (as defined in the Standstill Agreement).

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